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                                                                   EXHIBIT 10.35

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.


                      UNIFIED MESSAGING SERVICES AGREEMENT


        THIS UNIFIED MESSAGING SERVICES AGREEMENT is made effective as of April 28, 1999 (the "Effective Date") by GENERAL MAGIC, INC., a Delaware corporation having a place of business at 420 North Mary Avenue, Sunnyvale, California 94086 ("Magic"), and EXCITE, INC., a Delaware corporation having a place of business at 555 Broadway, Redwood City, California USA ("Excite").


                                    RECITALS

        A. Magic is engaged in the business of, among other things, designing, developing, and providing integrated network services which include features such as individual calendar and contact information management and communication services and which may be accessed either through the World Wide Web or through the telephone by means of a voice user interface that uses state-of-the-art speech recognition technology.

        B. Excite is engaged in the business of, among other things, developing and providing products and services through its Web site.

        C. Magic and Excite desire to enter into a relationship whereby Magic will provide unified messaging services to Excite on an OEM basis in order to make the benefits of both parties' technology available to Excite's customers. These unified messaging services will consist of (1) a base service to be offered to all users of the Excite.com and Webcrawler.com services [**], with the goal of attracting new users and retaining existing users; and (2) a premium service, [**] to which users of the base service may upgrade. One of the primary goals of Excite and Magic is to pursue migrating users of the base service to the more valuable premium service, creating substantial revenues for both Magic and Excite.

        D. Excite desires to purchase from Magic: (1) six million dollars ($6,000,000) in Magic equity securities, and (2) a warrant to purchase one million dollars ($1,000,000) in Magic equity securities. Terms and conditions of these transactions will include those set forth below and as otherwise agreed upon by good faith negotiation of the parties.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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                                    AGREEMENT

1.      DEFINITIONS.  As used in this Agreement:

        1.1. "API" means an applications programmer's interface.

        1.2. "BASE SERVICE" means the service described in Exhibit A (Base Service), which will be provided [**] to ExciteMail Subscribers [**] up to certain usage limits as set forth in Section 5.1.

        1.3. "EXCITE COMPETITOR" means any of the companies listed on Exhibit G (Excite Competitors). The list of Excite Competitors may be updated by Excite no more than once per quarter by written notice to Magic, provided that at all times the list may contain at most seven (7) competitors and that Excite may not add a company to the list within ninety (90) days after receiving notice from Magic of a contemplated acquisition or company sale between Magic and such company.

        1.4. "EXCITE SERVICES" means the Excite.com and Webcrawler.com services offered by Excite as of the Effective Date, and any replacement or similar services offered by Excite after the Effective Date.

        1.5. "EXCITE SUBSCRIBERS" means users of the Excite Services who have active ExciteMail accounts.

        1.6. "EXCITE TECHNOLOGY" means the computer hardware, software, programming code, APIs, development tools, and other technology used by Excite to develop and operate the Excite Web Site and to develop, operate and provide the Excite Services.

        1.7. "EXCITE WEB SITE" means the Web site whose home page is currently (as of the Effective Date) located at the URL "http://www.excite.com," and "http://www.webcrawler.com" as such Web sites and other Excite owned or operated Web sites may be modified and updated by Excite from time to time.

        1.8. "EXCLUSIVITY PERIOD" means the period beginning on the Effective Date and expiring [**] after the Launch Date. If material delays in the launch of the Base Service are caused by Magic, the Exclusivity Period will be extended for a period of time equal to the amount of the delay. If material delays in the launch of the Base Service are caused by Excite, the Exclusivity Period will be reduced by a period of time equal to the amount of the delay.

        1.9. "IMPROVEMENTS" means custom features for the Premium Service created by Magic or Excite pursuant to Section 2.5 ("Custom Features") of this Agreement.

        1.10. "INTELLECTUAL PROPERTY RIGHTS" means all current and future worldwide copyrights, trade secrets, patents and other patent rights, utility models, mask work rights, moral rights, trademarks, trade names, service marks, and all other intellectual property rights, including all applications and registrations with respect thereto.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
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        1.11. "LAUNCH DATE" means the first date on which the Base Service is made commercially available to Excite Subscribers. "Commercially available" will mean in a commercial version 1.0 or higher release and not in beta form.



        1.12. "MAGIC TECHNOLOGY" means the computer hardware, software, programming code, APIs, development tools, speech recognition engines, and other technology used by Magic to develop and provide its proprietary integrated network services including the Unified Messaging Services.

        1.13. "NET REVENUE" means gross revenue received less Operating and Sales Costs incurred by the party receiving such revenue in connection with provision of the services that generated such revenue or the sale of advertisements that generated such revenue.

        1.14. "OPERATING AND SALES COSTS" means (a) with respect to the Base Service or the Premium Service, the fully burdened costs directly or indirectly incurred by Magic (other than allocations of general and administrative costs) in providing such service (including costs of advertisements and marketing and promotional activities directed primarily to such service, content licensing royalties, cost of providing customer service, costs of network operations, costs of acquiring and/or depreciating computer hardware, software, and other technology and third party services needed to provide such service, costs of telecommunication services needed to provide such service, and the value of rebates, refunds, and credits given to users of such service); and (b) with respect to sales of online and audio advertising by Excite or Magic, the fully burdened costs directly or indirectly incurred by Excite or Magic respectively (other than allocations of general and administrative costs) in making such sales (including costs of marketing and promotional activities directed primarily to such sales of such advertisements and the value of rebates, refunds, and credits given to purchasers of such advertisements). In no circumstance will Magic Operating and Sales Costs exceed [**] of Magic's gross revenues from the Premium Service for the purpose of calculating Magic's Net Revenue during the term of the Agreement. In no circumstance will Excite or Magic Operating and Sales Costs exceed [**] of their respective gross revenues from such sale of online and audio advertising and hosting activities for the Premium Service (if any) for the purpose of calculating Net Revenue during the term of the Agreement.

        1.15. "PREMIUM SERVICE" means the additional premium service or services that Excite will offer to Excite Subscribers [**], as described in Exhibit B (Premium Service).

        1.16. "TARGET DATES" means the target dates listed in Exhibit C (Target Dates) for completion of the work to be undertaken by the parties pursuant to this Agreement, as such list may be modified and updated from time to time by written agreement of the parties.

        1.17. "UNIFIED MESSAGING SERVICES" means the Base Service and the Premium Service.

        1.18. "USER DATA" means data regarding subscribers to the Unified Messaging Services collected by Magic in the course of providing such services, including names, addresses, and telephone numbers, as well as all user-accessible messages and folders created by users of the Unified Messaging Services.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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2.      DEVELOPMENT OF UNIFIED MESSAGING SERVICES

        2.1. DESIGN AND DEVELOPMENT. Excite and Magic will cooperate and use commercially reasonable efforts to design and develop the Unified Messaging Services by the applicable Target Dates. It is understood and agreed that neither party can guarantee the results or success of these efforts, the Target Dates are subject to change as circumstances warrant, and neither party will have any liability to the other for any change in the Target Dates, or any failure to complete any portion of this work by the applicable Target Date, as long as such party is using good faith, commercially reasonable efforts to fulfill its responsibilities in performing this work. Notwithstanding the foregoing, the parties agree that if the Launch Date has not occurred on or before August 31, 1999 for any reason other than delays caused by Excite, Excite shall be allowed to immediately terminate this Agreement pursuant to Section
9.2.1 as Excite's sole and exclusive remedy. This work is expected to include, among other things, (a) the development and refinement of technical and functional specifications for the Unified Messaging Services; (b) the development of interfaces between the Excite Web Site and the Unified Messaging Services as needed to allow Excite Subscribers to access the Unified Messaging Services; and (c) evaluation and testing of the Unified Messaging Services until both Magic and Excite are satisfied with the quality and reliability of the Unified Messaging Services such that the Unified Messaging Services are suitable for commercial release. Magic will make commercially reasonable efforts to [**] the quality and performance (such as server response times, call blocking rates, reliability and availability, but not, with respect to the Base Service, any additional features or functionality) of the Base Service and Premium Service during the term of this Agreement [**]. Exhibit D (Development Plan) contains an overview of the parties' responsibilities in performing this work.

        2.2. FEATURES AND FUNCTIONALITY. Excite and Magic will jointly determine and approve the nature, features, functionality, and implementation of the Unified Messaging Services, provided that the Base Service and the Premium Service contain, at a minimum, the components for each specified in Exhibit A and Exhibit B, respectively. Magic will make commercially reasonable efforts to provide new features, functionality and services with a goal to ensure that the Premium Service remains [**] commercially viable, technologically advanced, voice-accessible unified messaging systems. Magic will make commercially reasonable efforts to [**] the Premium Service during the term of this Agreement [**] to provide new features, functionality, and services.

        2.3. PRODUCT ROADMAPS; PROJECT MANAGERS. Subject to the confidentiality provisions of Section 6, Magic will allow Excite to have input into Magic's product plans and "roadmaps" regarding specific features and functions to be included in future releases of the Unified Messaging Services. Magic and Excite will appoint product managers to meet on a monthly basis to align product plans, develop new ideas and features, and evaluate progress made on the specific initiatives.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
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        2.4. ACCELERATED DEVELOPMENT EFFORTS. Magic acknowledges that Excite may desire that certain features or functions that are part of Magic's product plan or "roadmap" for the Unified Messaging Services be implemented earlier than Magic intends to make such features or functions generally available. Excite may wish to enlist Magic to reprioritize its release schedule by funding accelerated development for a certain feature or function to be carried forward in future releases of Magic's products and services (including the Unified Messaging Services). Any such accelerated development will be done pursuant to a separate agreement, for mutually acceptable fees and on mutually acceptable terms and conditions. In no instance will [**]. In such cases, Excite will receive such new features or functions as soon as possible after Magic has made such features or functions available [**]; however, Excite recognizes and understands that such [**] agreements between Magic [**] may be subject to confidentiality obligations that prevent Magic from disclosing such agreements to Excite until certain dates (such as commercial release), and Excite agrees that nothing herein will require Magic to breach any obligation to a third party. Notwithstanding the foregoing, Magic agrees that it shall make commercially reasonable efforts not to specifically exclude Excite from any accelerated development efforts.

        2.5. CUSTOM FEATURES. Excite will have the opportunity to request custom features during the normal product development cycle for the Premium Service. Magic will make commercially reasonable efforts to assign a high development priority to Excite's custom feature requests. Custom features will be scheduled based on mutually approved project specifications. Magic will use commercially reasonable efforts to develop any custom feature for the Premium Service reasonably requested by Excite pursuant to a development schedule and for development fees to be agreed upon by the parties on a case-by-case basis. If Magic is unable to implement Excite's custom feature requests in a timely fashion, Magic will offer to Excite, [**] the appropriate documentation and other tools necessary to develop the custom features so that Excite may develop these custom features, and Excite will have a non-exclusive, non-transferable, limited license to use such documentation and tools solely to develop and implement these custom features. Excite will deliver to Magic the complete source code and technical documentation for any Improvements developed by Excite of the Magic Technology or any other software delivered by Magic to Excite under this Section 2.5.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
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        2.6. TECHNOLOGY DELIVERY AND LICENSES

               2.6.1. EXCITE TECHNOLOGY. Excite will deliver to Magic those components of the Excite Technology as are needed or reasonably requested by Magic in order for Magic to fulfill its responsibilities in performing the work described in Section 2.1 (collectively, the "Excite Deliverables"). Magic will have a non-exclusive, non-transferable, royalty-free license during the term of this Agreement to use and reproduce, and to the extent necessary modify and create derivative works from, the Excite Deliverables, solely for the purpose of performing this work. The Excite Deliverables will be considered Confidential Information of Excite subject to the provisions of Section 6. The Excite Deliverables and any derivative works created from them, shall not be considered to be "Improvements" as that term is defined in this Agreement and Magic agrees that all rights, title and interest in such derivative works and Excite Deliverables shall vest in Excite.

               2.6.2. MAGIC TECHNOLOGY. Within twenty (20) days of the Effective Date, Magic will deliver to Excite those components of the Magic Technology as are needed or reasonably requested by Excite in order for Excite to fulfill its responsibilities in performing the work described in Section 2.1 (collectively, the "Magic Deliverables"). Excite will have a non-exclusive, non-transferable, royalty-free license during the term of this Agreement to use and reproduce, and to the extent necessary modify and create derivative works from, the Magic Deliverables, solely for the purpose of performing this work. The Magic Deliverables will be considered Confidential Information of Magic subject to the provisions of Section 6. The Magic Deliverables and any derivative works created from them, shall not be considered to be "Improvements" as that term is defined in this Agreement and Excite agrees that all rights, title and interest in such derivative works and Magic Deliverables shall vest in Magic.

               2.6.3. SOFTWARE REQUIREMENTS: Magic shall integrate the Unified Messaging Services with Excite Mail (e.g. [**] etc.). Excite and Magic shall mutually define the interface for the front-end and back-end software. Both parties acknowledge there may be substantive work in the areas of authentication, provisioning, network bridging, and defining the APIs for the retrieval and storage of messages. The parties shall agree to use mutually agreed protocols (such as [**] etc.). The parties agree that the final system design is intended to enable Excite to render voice messages for the user of the Unified Messaging Services without [**] to Excite.

        2.7. OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. As between Excite and Magic, (a) Excite will retain exclusive ownership of all Intellectual Property Rights in the Excite Technology, the front-end Web application for the Unified Messaging Services, and User Data; and (b) Magic will retain exclusive ownership of all Intellectual Property Rights in the Magic Technology and the Unified Messaging Services (except for the front-end Web application), including the software for the back-end storage and/or delivery of voice and fax information and the front-end telephone interface. All Improvements created by Magic will be owned by Magic and Excite hereby irrevocably and unconditionally assigns to Magic all right, title, and interest (including all Intellectual Property Rights) in and to all such Improvements. Excite will have a perpetual, worldwide, royalty-free, non-transferable license to use and reproduce such Improvements solely in connection with providing the Excite Services to end users.

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3. OPERATION AND PROMOTION OF THE UNIFIED MESSAGING SERVICES

        3.1. RAMP-UP. When Excite and Magic have agreed that the Base Service is ready for commercial release, they will begin to offer the Base Service to Excite Subscribers in accordance with Exhibit C (Target Dates). The ramp-up period will be used to implement the Base Service and ensure the reliability of the Base Service. Magic believes that it can offer a service that scales to this capacity and will use commercially reasonable efforts to scale the Base Service to accomplish the milestones in Exhibit C (which will be updated as agreed by the parties in writing on a monthly basis). If Magic fails to meet any of these milestones within sixty (60) days after receipt of written notice from Excite that Magic is behind schedule, Excite will have the right to terminate this Agreement without further liability to Magic by written notice to Magic pursuant to Section 9.2.1. Such termination will be Excite's sole and exclusive remedy for any failure by Magic to meet such milestones.

        3.2. OPERATION OF THE UNIFIED MESSAGING SERVICES. As between Magic and Excite, except as otherwise provided in this Agreement, Magic [**] the Unified Messaging Services. Except as set forth in this Agreement and as may be otherwise agreed by Excite and Magic in writing, Excite [**] the Unified Messaging Services.

        3.3. BRANDING. The Unified Messaging Services will be identified by the present or future Excite trademarks and trade names in a manner determined by Excite's in its sole discretion after consultation with Magic. "Voice by General Magic" or similar words (to be determined by Magic) will appear on all pages of the Excite Web Site allowing user access to functionality provided in the Base Service or the Premium Service, in a manner consistent with Magic's branding guidelines. [**] will be responsible for and will determine, in consultation with [**],[**] of the Web client that accesses the Unified Messaging Services. Present or future trademarks and trade names of Magic will be placed on the inbox and all pages that render faxes or voice messages for users of the Unified Messaging Services; placement of Magic's trademarks and trade names on these pages will be at [**]. It is understood that the Portico service and variations thereof operated by Magic (other than the Unified Messaging Services provided to Excite hereunder) are, and will continue to be, marketed under and branded with Magic's trademarks and trade names (or the trademarks and trade names of Magic's resellers).

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        3.4. PROMOTION. When the parties agree that the Base Service is or soon will be ready for commercial release, Excite will begin to promote the Base Service on the Excite Web Site in a manner to be agreed by the parties. In addition, and provided that the Base Service has been launched and continues in effect, a permanent and prominent link to the Premium Service on the ExciteMail inbox page shall be displayed on the Excite Web Site as soon as the Premium Service is available. Excite will primarily use [**] on the pages used for the [**] (e.g., [**]). In addition, when the parties agree that the Premium Service is or soon will be ready for commercial release, Excite will, [**], begin to prominently promote the Premium Service on the Excite Web Site. At a minimum, Excite will devote Excite on-line advertising inventory [**] equivalent to [**] of the [**] inventory to promote the Premium Service, based on the inventory forecasted to be available during each calendar quarter. Excite will provide Magic with its initial forecast for the second quarter of 1999 within ten (10) days after the Effective Date, and will update such forecast on a quarterly basis thereafter. Excite's promotion will be done in a manner designed to maximize exposure to the Premium Service and minimize overloading users with redundant promotions (e.g., [**]) at the sole discretion of Excite.

        3.5. CUSTOMER SUPPORT. Magic will provide only Web-based and email support, which meets or exceeds industry standards for free services, for users of the Base Service [**] the users. Magic will also provide telephone, Web-based, and email support, either in-house or out-sourced, for users of the Premium Service. The [**] such additional support for the Premium Service will be [**] for the Premium Service. Excite will provide [**] support to Magic for questions and problems relating or attributable to the Excite Web Site, the Excite Services, or the Excite Technology. The parties will at all times cooperate to ensure those customer questions and complaints are handled in a prompt and professional manner. Notwithstanding the foregoing, Excite shall have [**] the users of either the Base or Premium Services.

        3.6. SUBSCRIBER TERMS AND CONDITIONS. Before the parties begin providing the Base Service or Premium Service, the parties will jointly approve the terms and conditions that will be posted on the Excite Web Site and that subscribers will be required to accept (by clicking an "I accept" button on the Excite Web
Site) before being allowed to receive such services.

        3.7. BILLING. Excite will be responsible for billing and receiving payment for all on-line and audio advertising sold by Excite. Magic will be responsible for billing and receiving payment for all such advertising sold by Magic pursuant to Section 5.3.1. Magic will also be responsible for billing and receiving payment from all subscribers to the Premium Service; telecommunications services will be measured in increments of [**] after the [**] per call. Bills for the Premium Service fees will be distributed with the Excite name and trademarks. The Parties agree that there shall be [**] to users of the Base Services related to the provision of the Base Services to the Base Service users and there shall be [**] related to the provision of the Premium Service.

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        3.8. USER DATA. User Data will be kept in a format that is jointly specified and approved by Magic and Excite. Magic will maintain a tape backup facility for all User Data. Excite will have the option to request that all or any portion of the User Data, except voice message data, be delivered to Excite's facility on a [**] basis or, at Excite's expense, more frequently. Excite will retain exclusive rights to all User Data for all users who register for the Base Service or Premium Service. Magic agrees that it will not use its access to User Data for any purpose other than the furtherance of this Agreement; in particular, Magic agrees that it will not, during or after the term of this Agreement, use the User Data to target its or another partner's comparable services to Excite Subscribers who had subscribed to the Unified Messaging Services (it being understood that such Excite Subscribers may receive advertisements and promotions of general circulation that are not targeted to them and do not mention or refer to the Excite-branded Unified Messaging Services).

        3.9. SERVICE LEVELS. Magic will provide the Unified Messaging Services in accordance with minimum service levels specified in Exhibit E (Service Levels). Failure to sustain such levels will subject Magic, as its sole and exclusive obligation, to the remedies set forth in Exhibit E (Service Levels), so long as Magic uses commercially reasonable efforts, in light of the specific service level(s) Magic has failed to meet, to sustain such service level(s). If Magic does not use such commercially reasonable efforts, Excite will have whatever remedies are available under this Agreement.

        3.10. BUSINESS PLANS. Exhibit H (Business Plans) contains Magic's business plans for the anticipated costs of providing the Unified Messaging Services and forecasted usage of the Unified Messaging Services for the initial [**] following the Launch Date. The parties will review the actual cost and usage data immediately upon the end of this [**] period and, if the actual results differ significantly from the anticipated and forecasted results, Magic may elect immediately upon completion of the review to terminate this Agreement (subject to Magic's obligations set out in Section 9.4 of this Agreement) on [**] written notice to Excite. Magic and Excite agree that all obligations set forth in the Agreement shall remain in full force and effect during any such [**] notice period. Further, Magic will offer to continue to provide the Unified Messaging Services to Excite for the balance of the original three (3) year term of this Agreement, and Magic shall [**] the Base Services to Excite users. For the purpose of this section, [**] shall be defined to mean [**] providing such the Base Service [**].


4. EXCLUSIVITY COVENANTS

        4.1. BY MAGIC. During the Exclusivity Period, Magic will not commercially launch a private-labeled or co-branded service similar to the Unified Messaging Services that includes a [**] offering of Magic services with any of the seven (7) companies listed on Exhibit G (Excite Competitors) to. Further, for a [**] period after the Launch Date, Magic shall not engage in technical discussions with any company listed in Exhibit G. Nothing in the foregoing sentence shall prevent senior management of Magic from discussing business terms with the companies listed in Exhibit G during this [**] period.

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        4.2. BY EXCITE. During the term of this Agreement, Magic will be the exclusive provider of the Unified Messaging Services to the Excite Web Site as defined by the Base Service and Premium Service. As long as Magic has this "exclusive provider" status, Excite will not launch any services offering essentially the same functionality as the Unified Messaging Services. Notwithstanding the foregoing, Excite may offer free web based fax services that offer a unique 10 digit number to Excite users with a third party vendor, provided that Magic is unable or unwilling to do the same under similar terms and at similar performance levels. In addition, Excite agrees that for the term of this Agreement, and subject to any binding contractual restrictions or duties it may have as of the Effective Date, before entering into any letter of intent or agreement with any third party relating to any additional opportunities from Excite that contemplate access to Web content over a voice user interface employing both speech recognition and text-to-speech technologies, Excite will present such opportunity to Magic and give Magic five (5) business days to respond to such opportunity.

5. FEES AND PAYMENT

        5.1. BASE SERVICE. Magic will provide [**] mailboxes (as required [**] for the Unified Messaging Services) to Excite Subscribers [**] according to plans set out in the Exhibits hereto. During the initial [**] period after the Launch Date, Magic will have the right to enforce a limit of [**] of use of the Base Service for inbound voice and fax messages per [**] by any individual account. At the end of this initial [**] period, the Base Service shall remain unchanged except that Magic and Excite will jointly determine an appropriate [**] limit on use of the Base Service for inbound voice and fax messages; however, this limit will be no fewer than [**] per [**]. Excite will be responsible for the billing, collection, and reporting from advertisers of all fees charged by Excite for advertisements which are sold by Excite pursuant to this Agreement and in association with the Base Service.

        5.2. PREMIUM SERVICE. The Premium Service shall include the features of the Base Service (as applicable) with the additional functionality as set out in Exhibit B. The [**] for Premium Service will consist of [**] which may range from [**] to [**], plus a [**], based on the services selected by the user. Actual pricing will be determined by Magic to maximize Premium Service revenue, after consultation with Excite. Magic may choose to offer some portion of the Premium Service [**] in order to increase the rate at which Excite Subscribers upgrade to the Premium Service. Magic will be responsible for billing (using the Excite name in a format agreed to by Excite), collection, and reporting from users of all charges for the Premium Service.

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        5.3. REVENUE SHARING

               5.3.1. BY EXCITE. Excite will determine, in consultation with Magic, which parts of the Unified Messaging Services are appropriate for presenting advertising (e.g., online and audio) to Excite Subscribers who are users of the Unified Messaging Services. Excite will pay Magic [**] of all Net Revenue from online advertising generated by page views on those Web pages used in connection with the Unified Messaging Services as set forth in Exhibit F (Sharing Advertising). In addition, Excite will use reasonable efforts to sell audio advertising to be inserted in the Base Service voice user interface and will pay Magic [**] of the Net Revenues from such sales. Excite acknowledges that this revenue is an important part of Magic's business plan for the Unified Messaging Services. Accordingly, Excite will work with Magic to implement a sales structure to allow Magic to sell any audio advertising inventory that Excite is unable to sell. Excite will use its reasonable commercial efforts to provide a rolling [**] forecast of audio advertising inventory beginning [**] before the anticipated Launch Date, and Magic will be able to sell any inventory reflected as unsold in such forecast. However, Excite will otherwise [**] online and audio advertising inventory (e.g., [**]).

               5.3.2. BY MAGIC. Magic will pay Excite [**] of all Net Revenue from the Premium Service. In addition, Magic will pay Excite [**] of all Net Revenue from audio advertising sold by Magic pursuant to Section 5.3.1.

               5.4. PAYMENT AND REPORTING. Within forty-five (45) days after the end of each quarter, each party will provide the other with a written report with Net Revenue received by such party during such quarter (showing gross revenue received less Operating and Sales Costs incurred, such costs to be itemized in reasonable detail), along with payment of portion of such Net Revenue owed to the other party for such quarter.

               5.5. AUDIT. Each party will keep complete and accurate records regarding the amounts owed to the other party hereunder. During the term of this Agreement and for six (6) months thereafter, each party (the "Auditing Party") will have the right to have an inspection and audit of the other party's relevant books and records conducted by an independent audit professional chosen and paid by the Auditing Party and reasonably acceptable to the other party, no more often than once every twelve (12) months, during regular business hours at the other party's offices and in a manner that does not interfere with the other party's business operations. If any such audit reveals that such party has underpaid or overpaid the amounts owed to the Auditing Party under this Agreement, then the other party will promptly pay to the Auditing Party the amount owed or the Auditing Party will promptly refund to such party the amount overpaid, as the case may be.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      11.

        5.6. TAXES

        5.6.1. EXCITE'S RESPONSIBILITY. Excite will be solely responsible for all applicable taxes or other governmental fees, charges, or assessments (collectively, "Taxes") imposed on or resulting from the payments by Magic to Excite hereunder. Excite agrees to indemnify Magic for any liability incurred by Magic as a result of Excite's failure to pay any such Taxes. If Magic is required by law to withhold any Taxes from payments made to Excite hereunder, Magic will use reasonable efforts to provide Excite with copies of official receipts for the payment of such Taxes to the appropriate governmental authority.

        5.6.2. MAGIC'S RESPONSIBILITY. Magic will be solely responsible for all applicable Taxes imposed on or resulting from all payments made by Excite to Magic hereunder. Magic agrees to indemnify Excite for any liability incurred by Excite as a result of Magic's failure to pay such Taxes. If Excite is required by law to withhold any Taxes from payments made to Magic hereunder, Excite will use reasonable efforts to provide Magic with copies of official receipts for the payment of such Taxes to the appropriate governmental authority.

6. CONFIDENTIALITY

        6.1. DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" of a party means the information and documents identified in this Agreement as confidential information of such party, as well as any and all other information that (i) such party considers to be confidential or proprietary to its business (including trade secrets, technical information relating to ongoing research and development, business strategies, marketing plans, customer lists, and financial data) and (ii) either
(A) is clearly labeled or identified as confidential or proprietary when disclosed to the other party or (B) the other party knew, or under the circumstances should have known, was considered confidential or proprietary by the other party.

        6.2. GENERAL CONFIDENTIALITY OBLIGATIONS. Each party agrees that it will
(i) not disclose the other party's Confidential Information to any third party (other than independent contractors as provided below); (ii) use the other party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (iii) disclose the other party's Confidential Information only to those of its employees and independent contractors who need to know such information for purposes of this Agreement and who are bound by confidentiality agreements containing terms no less restrictive than those in this Section 6.2; and (iv) protect all Confidential Information of the other party from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care.



                                      12.

        6.3. EXCEPTIONS. Each party's obligations with respect to any portion of the other party's Confidential Information will terminate when the receiving party can document that (i) such Confidential Information was in the public domain at the time it was communicated to the receiving party by the disclosing party; (ii) such Confidential Information entered the public domain after it was communicated to the receiving party by the disclosing party through no fault of the receiving party; (iii) such Confidential Information was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; (iv) such Confidential Information comes into the receiving party's possession from a third party who is rightfully in possession of such information, and not under any obligation of confidence to the disclosing party or (v) such Confidential Information was developed by employees or agents of the receiving party independently of and without reference to any information communicated to the receiving party by the disclosing party. In addition, Section 6.2 will not be construed to prohibit any disclosure that is (A) necessary to establish the rights of either party under this Agreement or (B) required by a valid court order or subpoena, provided in the latter case that the party required to make such disclosure notifies the other party (whose Confidential Information is to be disclosed) thereof promptly and in writing and cooperates with the other party if the other party seeks to contest or limit the scope of such disclosure.

        6.4. TERMS OF AGREEMENT. Neither party will disclose the existence or any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors, except (i) pursuant to a mutually acceptable press release or otherwise approved by the other party in writing; (ii) in connection with a contemplated change of control of such party or sale of such party's business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other party hereto before such disclosure is made); or (iii) as may be required by law. In addition to any other mutually approved public announcements, the parties agree that they will make a joint public announcement regarding the Unified Messaging Services upon the release of a beta version of the base service as defined in Exhibit C.

7. INDEMNIFICATION

        7.1. BY EXCITE. Excite will defend, at its own expense, all suits or actions against Magic brought by third parties based upon claims that the Excite Services (other than the Unified Messaging Services), the Excite Technology, the Excite Web Site, the Excite Deliverables, infringes or misappropriates any Intellectual Property Right of a third party, and Excite will pay all amounts agreed to in a monetary settlement of such claims and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in Section 8 and subject to the conditions that (i) Magic give Excite prompt written notice of the claim, (ii) Magic give Excite sole control of the defense and settlement of the claim, and (iii) Magic cooperate with Excite, at Excite's reasonable request and expense, in the defense or settlement of the claim. Magic may, at its own expense, participate in any such suit or action with counsel of its own choice.



                                      13.

        7.2. BY MAGIC. Magic will defend, at its own expense, all suits or actions against Excite brought by third parties based upon claims that the Magic Deliverables or the Magic Technology infringes or misappropriates any Intellectual Property Right of a third party, and Magic will pay all amounts agreed to in a monetary settlement of such claims and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the limitations on liability in Section 8 and subject to the conditions that (i) Excite give Magic prompt written notice of the claim, (ii) Excite give Magic sole control of the defense and settlement of the claim, and (iii) Excite cooperate with Magic, at Magic's reasonable request and expense, in the defense or settlement of the claim. Excite may, at its own expense, participate in any such suit or action with counsel of its own choice.

8. WARRANTY DISCLAIMERS; LIMITATION OF LIABILITY. MAGIC MAKES NO WARRANTIES TO EXCITE, EXPRESS OR IMPLIED, REGARDING THE UNIFIED MESSAGING SERVICES, AND DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT WITH RESPECT TO THE FOREGOING. EXCEPT FOR DAMAGES RESULTING FROM A BREACH OF SECTION 6.2 OR 7, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING LOST PROFITS AND LOSS OF DATA, IN CONNECTION WITH THIS AGREEMENT. EXCEPT FOR AMOUNTS OWED BY EACH PARTY TO THE OTHER UNDER SECTION 5.3 AND EXCEPT FOR DAMAGES RESULTING FROM A BREACH OF SECTION 6.2, THE TOTAL, CUMULATIVE LIABILITY OF EACH PARTY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING FROM OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT, OR OTHERWISE, WILL NOT EXCEED [**].

9. TERM AND TERMINATION

        9.1. INITIAL TERM AND RENEWAL. The term of this Agreement will begin as of the Effective Date and will continue for an initial term of three (3) years. This Agreement will automatically renew for additional one- (1) year terms unless either party gives written notice of non-renewal to the other party at least six (6) months before the expiration of the current term.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      14.

        9.2. TERMINATION RIGHTS.

               9.2.1. FOR CAUSE OR DELAY. Each party will have the right to terminate this Agreement for cause upon written notice to the other party if (i) the other party has committed a material breach of this Agreement, (ii) the other party has not cured such breach within sixty (60) days after receipt of written notice of such breach from the other party, and (iii) such breach remains uncured as of the effective date of termination. In addition, Excite may terminate this Agreement in accordance with Section 2.1 (Design and Development) and 3.1 (Ramp-Up).

               9.2.2 FOR FAILURE TO CLOSE EQUITY INVESTMENT. Excite intends to purchase from Magic, and Magic to sell to Excite, Six Million Dollars ($6,000,000) of Magic equity securities and warrants to purchase One Million Dollars ($1,000,000) worth of Magic equity securities, on terms in accordance with those set out in Exhibit I (Equity Terms) of this Agreement and which shall be negotiated in good faith by the parties, but in any case consistent with those set forth in Exhibit I (Equity Terms) to this Agreement, and implemented in a binding, definitive agreement within 30 (thirty) days of the execution of this Agreement ("Stock Purchase Agreement") or such later date as the parties may agree. If the Stock Purchase Agreement has not been entered into by the parties within 30 (thirty) days of the execution of this Agreement, or such later date as the parties may agree, this Agreement shall automatically terminate unless the parties otherwise agree in writing.

               9.2.3. FOR CHANGE OF CONTROL. Excite will have the right to terminate this Agreement on ninety (90) days written notice to Magic if all or substantially all of Magic's assets are acquired by an Excite Competitor. Magic will provide Excite with at least one business day's notice before the public announcement of any such transaction and will cooperate with Excite to communicate with Excite Subscribers regarding the transaction, subject to applicable securities laws.

               9.2.4. FOR CONVENIENCE. After the first year following the Effective Date, Excite will have the right to terminate this Agreement for convenience, in its discretion, upon at least ninety (90) days advance written notice to Magic. If Excite exercises this right to terminate for convenience, it will be required to pay Magic a termination fee as set forth in Section 9.3. Excite acknowledges that this termination fee is reasonable and that if Excite were not required to pay such fee, Magic would not have agreed to give Excite the right to terminate for convenience.



                                      15.

               9.3. EFFECTS OF TERMINATION. Upon termination of this Agreement for any reason, (i) each party will promptly return all Confidential Information of the other party, (ii) each party will pay all outstanding amounts owed to the other party under this Agreement within forty-five (45) days after the effective date of such termination, (iii) Magic will provide the User Data to Excite in a well-defined format to be agreed on by the parties, (iv) Magic will use its reasonable best efforts to arrange for the transfer to Excite of any toll-free numbers used for the provision of Unified Messaging Services to Excite Users, and (v) the following provisions will nonetheless remain in effect: Section 1 (Definitions), Section 2.5 (Ownership of Intellectual Property Rights), Section
5.5 (Audit), and Section 10 (General). In addition, if Excite terminates this Agreement for convenience pursuant to Section 9.2.4, Excite will pay Magic
[**] per active account per month for the number of months remaining in the initial three-year term of this Agreement. For these purposes, an account will be considered "active" as of the effective date of termination of this Agreement if such account, accessed via the Excite network, has been used to access any aspect or portion of the Unified Messaging Services at any time within the thirty (30) days before such termination date.

        9.4. MIGRATION. Unless this Agreement is terminated by Magic pursuant to
Section 9.2.1 due to a material, uncured breach by Excite, upon termination of this Agreement, and subject to Magic's obligations which are set out in section
3.10 Magic will continue to provide- the Unified Messaging Services to Excite for at least a period of [**], provided that Magic shall no longer be responsible for [**] the Base Services to Excite users. Magic shall invoice Excite for [**] the Base Services to Excite users. For the purpose of this section, [**] shall be defined to mean, [**] providing such services [**]. In addition, Magic will provide consulting services to Excite, at Magic's standard rates therefor, as Excite may reasonably request, to assist Excite in transferring the Unified Messaging Services to another platform. For the purpose of a smooth transition, Magic will, at Excite's expense, provide User Data to Excite in a standard data format to be decided by Excite. Excite may opt to have full and incremental User Data dump(s) during the final [**] termination period. During the termination period, Magic and Excite will meet on a regular basis but no less than every two weeks to review migration plans and ensure a smooth transition from the perspective of the user of the Unified Message Services. Such meeting will include engineers, operators, administrative and management personnel as required by either party to accomplish the goal of a smooth transition. Excite will be responsible for all Unified Messaging Services user communication during the termination period and should any users contact Magic, after the termination period has concluded, Magic will promptly forward all such contacts to Excite.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      16.

        9.5. CONTINUATION OF EXCITE UNIFIED MESSAGING SERVICE. The parties agree to work together to develop a strategy such that, if Magic or its successor ceases operations, Excite will have options to continue the Unified Messaging Services. This strategy will include Magic's execution of a source code escrow and license agreement within 30 days of execution of this Agreement, with Fort Knox as Escrow Agent which will allow Excite access to the source code of the Magic Technology software solely for purposes of support and maintenance for the Unified Messaging Services in the event Magic)ceases operation of the Unified Messaging Services or enters voluntary or involuntary bankruptcy proceedings. In the event that the Source Code is accessed by Excite, such license shall be royalty-bearing at the rate of [**] of the Unified Messaging Services for [**] after Excite obtains delivery of the source code. Excite will bear all fees and costs incurred in establishing and maintaining such escrow.

10. GENERAL

        10.1. RELATIONSHIP OF PARTIES. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have the authority to act or create any binding obligation on behalf of the other party, and neither party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other party.

        10.2. NOTICES. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth at the top of this Agreement by personal delivery, certified mail (postage pre-paid), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Any such notices sent to Magic must be addressed to the attention of its General Counsel. Each party may change its address for receipt of notices by giving notice of the new address to the other party.

        10.3. GOVERNING LAW AND VENUE. This Agreement will be governed by and interpreted in accordance with the laws of the State of California as such laws apply to contracts made between California residents to be performed entirely within California. The United Nations Convention for the Sale of International Goods will not apply to this Agreement. Any suit, action or proceeding arising from or relating to this Agreement must be brought in a federal court in the Northern District of California or in state court in Santa Clara County, California, and each party irrevocably consents to the jurisdiction and venue of any such court in any such suit, action or proceeding.

        10.4. INJUNCTIVE RELIEF. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Section 6.2 by either party will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching party will therefore be entitled to seek timely injunctive relief to protect such party's rights under this Agreement in addition to any and all remedies available at law.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      17.

        10.5. WAIVER. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

        10.6. SEVERABILITY. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

        10.7. ASSIGNMENT. Neither this Agreement nor any rights or obligations of either party under this Agreement may be assigned in whole or in part without the prior written consent of the other party except in connection with a merger or sale of all or substantially all of the business or assets of the assigning party. Any attempted assignment in violation of the preceding sentence will be void. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties.

        10.8. FORCE MAJEURE. Neither party will be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including acts or omissions of government or military authority, acts of God, shortages of materials, transportation delays, earthquakes, fires, floods, labor disturbances, riots, or wars.

        10.9. FULL POWER. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement.



                                      18.

        10.10. CONSTRUCTION. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to."

        10.11. ENTIRE AGREEMENT AND AMENDMENT. This Agreement including the Exhibits completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement may be executed in counterparts and may be amended only in a document signed by both parties.

        10.12 RELATIONSHIP REVIEW. Magic and Excite will meet quarterly to review the status of their relationship, specifically including a review of progress regarding the development objectives of the parties as set in accordance with Section 2 and will agree to negotiate in good faith any mutually agreed amendments.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

EXCITE, INC.                           GENERAL MAGIC, INC.


By: /s/ Robert C. Hood                 By: /s/ Kevin J. Surace
    ------------------------------         -------------------------------------

Name: Robert C. Hood                   Name: Kevin J. Surace
      ----------------------------           -----------------------------------

Title: Executive Vice President        Title:  Executive Vice President
       and Chief Financial Officer            ----------------------------------
       ---------------------------



                                      19.

                                    EXHIBIT A
                                  BASE SERVICE

Below is an overview of the features Magic and Excite intend to offer as part of The Base Service. The Base Service Requirements Document further details the exact specifications of the Base Service. In the event of an incongruity between Exhibit A and the Base Service Requirements Document, Exhibit A will prevail for purposes of this Agreement.

At a minimum, the Base Service will consist of the following Phase I feature set:

PHASE I -- BETA

1. A toll-free number (e.g. 888-Excite2) and a 10-digit PIN used in combination to receive voicemail and fax messages for all users of the Base Service.

2. Users may select their own unique 10-digit PIN (if that unique PIN is available) or allow the system to select a unique PIN on their behalf (not in Beta, only in commercial release).

3. Option to include their toll-free number and PIN with every email message sent from within Excite Mail.

4. Short voice greeting rendered via TTS to identify the user's mailbox to the caller. The VUI will play the user's name after the caller has entered their PIN.

5.  [**]

6. After the caller has entered the PIN of the person they are trying to reach, the system will play a brief [**] sponsorship advertisement before instructing the caller to leave a voicemail or press "start" on their fax machine, provided that such ads conform to Excite's then current standards for such advertisements. Alternatively [**].

7.  [**]

8. The personalized Excite home page will display the number of "new messages" when new email, voicemail, or fax messages have arrived in the Excite mailbox.

9. A "unified messaging" web interface that displays email, voicemail, and fax messages all together in the Excite mailbox.

10. Ability to hear voicemail messages using a multimedia computer or web browser and "RealPlayer" compatible streaming audio player software.

11. Ability to view or print fax messages using a computer or web browser [**] compatible viewer software.

12. Ability to "Delete", "Forward", and "Move" (to another folder) voicemail and fax messages using the web interface (but "Forward" will not be available during Beta).
    ("Reply" and "Reply All" will be disabled.)

13. Ability to save voicemail (provided users have the proper player software) and fax messages to a local storage device.

PHASE II -- COMMERCIAL RELEASE
FUTURE ENHANCEMENTS TO THE BASE SERVICE AS DEFINED BY PHASE I ABOVE

1.      A "scaled-up" version of the Base Service.

2.      [**].

3.      [**]. 1, 2

4.      [**]. 1

5.      [**].

6.      [**].

7.      [**].

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      20.

PHASE IIIa -- [**]2
FUTURE ENHANCEMENTS TO THE BASE SERVICE AS DEFINED BY PHASE I AND PHASE II ABOVE

1.      [**].

2.      [**].

3.      [**].

4.      [**].

5.      [**].

6.      [**]:

        [**]          [**]          [**]

1 These features are expected to be released before [**].

2 The parties will use good faith efforts to negotiate the addition of these features and [**] developing and providing these enhancements; provided, however, the addition of these features will be subject to final written agreement of the parties.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      21.

                                    EXHIBIT B
                                 PREMIUM SERVICE

SUBJECT TO MODIFICATION UPON MUTUAL WRITTEN AGREEMENT BETWEEN THE PARTIES.

KEY POINTS
1.      [**]

2.      [**]

3.      [**]

4. The parties will discuss [**].

Users may [**]:

A.      [**]

1.      [**]

2.      [**]

B.      [**]

1.      [**]

2.      [**]

3.      [**]

4.      [**]

5.      [**]

6.      [**]

7.      [**]:

        [**]          [**]          [**]

C.      [**]

1.      [**]

2.      [**]

3.      [**]

4.      [**]

5.      [**]

6.      [**]

7.      [**]

8.      [**]

9.      [**]

10.     [**]:

        [**]          [**]          [**]
NOTE:

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      22.

                                    EXHIBIT C
                                  TARGET DATES


The Excite Unified Messaging service will be released in two phases according to the following schedule:

             Base Service Limited Release (beta):               [**]
             Base Service General Public Release (Launch Date): [**]
             Premium Service                                    [**]




GROWTH PROJECTIONS- EXCITE UNIFIED MESSAGING (BASE SERVICE)

---------------------------------------------------------------------------------------
                       1999
Month                  June     July      August  September  October  November  December
---------------------------------------------------------------------------------------
DAILY REG              [**]     [**]      [**]      [**]      [**]      [**]      [**]
MONTHLY                [**]     [**]      [**]      [**]      [**]      [**]      [**]
TOTAL ACCOUNTS         [**]     [**]      [**]      [**]      [**]      [**]      [**]

UNIQUE USERS MONTHLY   [**]     [**]      [**]      [**]      [**]      [**]      [**]
MONTHLY ACTIVE USERS   [**]     [**]      [**]      [**]      [**]      [**]      [**]
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
Month                   2000   January  February   March     April      May       June
---------------------------------------------------------------------------------------
DAILY REG                       [**]      [**]      [**]      [**]      [**]      [**]
MONTHLY                         [**]      [**]      [**]      [**]      [**]      [**]
TOTAL ACCOUNTS                  [**]      [**]      [**]      [**]      [**]      [**]

UNIQUE USERS MONTHLY            [**]      [**]      [**]      [**]      [**]      [**]
MONTHLY ACTIVE USERS            [**]      [**]      [**]      [**]      [**]      [**]
---------------------------------------------------------------------------------------


DEFINITIONS

Account is a person who has ever logged on/ used the service;

NOTE, we may provision more accounts than will actually log on.

For, e.g. our URS population is over [**] today and we have over [**] mailboxes (people who have ever logged onto/ received mail.)

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      23.

                                   EXHIBIT D

                                DEVELOPMENT PLAN


EXCITE'S RESPONSIBILITIES.

Excite will [**].

Excite will [**].

Excite will be responsible for [**].

Excite will be responsible for [**].

Excite will develop the [**]. Excite will be responsible for [**] with assistance of Magic.

Excite will be responsible for [**].

MAGIC'S RESPONSIBILITIES.

Magic will [**].

Magic will [**].

Magic will [**].

Magic will [**].

Magic will be responsible for [**].

Magic will be responsible for [**].

Magic will be responsible for [**]

Magic will [**].

Magic will [**].

JOINT RESPONSIBILITIES.

Excite and Magic will jointly [**]. Both parties acknowledge that [**]. Agreed upon protocols shall be used ([**]). In the final system design, Excite shall [**].

Excite and Magic will be jointly responsible for [**].

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      24.

                                    EXHIBIT E
                                  SERVICE PLANS



UPTIME REQUIREMENTS

The portions of the Universal Messaging Services which are operated by Magic shall have at least the following uptime as measured [**] excluding planned downtime: for the [**], with a goal of [**]; for [**] with a goal of [**], and for [**] during the term of the Agreement, [**]. In addition, the Universal Messaging Services will not experience more than [**] (unscheduled downtime) of more than [**] in any [**]. The GUI hosted by Excite shall meet this standard and the VUI and other components hosted by General Magic shall meet this standard.

Magic will notify Excite within [**] of any known and verified unscheduled downtime of the Unified Messaging Services and update the status to Excite each and every [**] until the service is back up. Magic will immediately notify Excite when the service is restored. Excite will notify Magic within [**] of any known and verified unscheduled downtime of the Unified Messaging Services and update the status to Magic every [**] until the service is back up.

Scheduled downtime shall be no greater than [**] and shall happen at a regularly scheduled time during off-peak periods. The current plan is for scheduled downtime to occur every [**] between [**] Pacific Time on [**]. Actual scheduled downtime for the VUI components of the Excite UM service will normally not exceed [**]. A mechanism will be put in place by which users are notified of scheduled down time expected to be over [**] before downtime occurs.

Components of the system, where technically feasible, shall be redundant and fault tolerant for both Excite and Magic's operations.


SYSTEM PERFORMANCE

When callers dial the toll-free number, the VUI will answer the phone in [**], with a call blocking rate of [**], measured [**].

[**] of successfully recorded messages shall be delivered to the end user's Excite Mailbox as measured [**].

Delivery of voicemail to the user's inbox shall happen in [**] or less from the time the caller hangs up [**] of the time, and of the remaining [**] of messages, no later than in [**] for the [**] and no later than [**] for the remaining [**], measured [**].

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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Delivery of fax to the user's inbox shall happen in [**] or less from the time the caller hangs up [**] of the time, and of the remaining [**] of messages, no later than in [**] for the [**] and no later than [**] for the remaining [**], measured [**].

The grammar for the VUI for the Base service will perform at [**] or greater for in-grammar utterances, with a target of [**] over time.

Latency of any data from the time Magic's server receives the request to serve such data to the time when Magic's server begins to serve such data shall be less than or equal to [**].

Latency of any data being served from Magic to Excite or Excite to Magic shall be no greater than [**] (e.g. PIN numbers during registration.), in at least [**] of cases, and in [**] of cases shall be no greater than [**].

Throughput of all data being served directly to the end user shall be sustained at least [**] as measured by Excite's monitoring stations, in at least [**] of monitoring cases, and assuming such monitoring stations can receive sustained data rates in excess of [**] from most other locations on the Excite site.



PERFORMANCE MEASUREMENT

Magic will provide performance reports [**] of all aspects the service which it operates (VUI uptime, VUI performance, and latency.) Excite shall provide [**] performance reports of all aspects of the service which it operates (GUI uptime, GUI performance) and will also measure latency and throughput of data between Excite and Magic.

Each party, at its own expense, has the right to use a third party instead to measure performance. In addition, each party has the right to cross-check the other party's performance measurements with its own internal performance measurements or the measurements of an external third party.


CAPACITY

General Magic and Excite shall at all times scale the availability of mailboxes to stay ahead of demand as required by actual usage of the service, in combination with planning provided by regular reviews of the user forecast. The initial expectations are such that the Universal Messaging Service shall require a minimum of:

-       [**] by [**]

-       [**] by [**]

-       [**] by [**]

Note an account is defined as an Excite 800 number with a 10 digit PIN. Using the numbers above, the registration systems must scale to meet these numbers.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      26.
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We do not expect that all accounts will be active accounts. Any user who accesses their account at least [**] will be considered active.

In accordance with Excite's then current policies, Excite can request that Magic will delete and reassign inactive accounts.


CUSTOMER SUPPORT

For the Base Service, Magic shall provide customer service and support for Excite UM Service users via email only. Customer requests will come first to an Excite Customer support address. Excite will field the inquiries related to its technology (the Web GUI).

Inquiries relating to the VUI or other General Magic technology will be passed by Excite to Magic and fielded by Magic customer service representatives. In this case, [**]

Magic and Excite Customer service will respond to email messages received during the hours of 5:00 am to 9:00 pm (PST), Monday through Friday, with the intent of responding to email inquiries within [**] after receipt.



NETWORK OPERATIONS

The Magic DSC used to host the Excite UM Services components will be connected [**] to the Excite DSC using [**] for Base and Premium Service.

All connectivity to the public-switched telecommunications network will take place at [**].

The Magic DSC will be staffed [**]. Operations and support problem resolution and escalation procedures will be defined and communicated to both the Excite support and Magic support organizations.



CONSEQUENCES OF BREACH OF  EXHIBIT E: SERVICE PLANS

If either party receives written notice of a breach of this section which is not reasonably and substantially cured within [**], then the injured party shall not be required to share revenue as set out in Section 5.3.1 for the period of the uncured service level.

If either party receives written notice of a breach of this section which is not reasonably and substantially cured within [**], then the injured party may terminate for material breach.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      27.
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                                    EXHIBIT F
                               SHARING ADVERTISING

Excite will share advertising revenue with Magic on the following pages:

1.      [**]

2.      [**]

3.      [**]

4.      [**]

5.      [**]

6.      [**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      28.
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                                    EXHIBIT G
                               EXCITE COMPETITORS


                       To be updated quarterly by Excite.

[**]

[**]

[**]

[**]

[**]

[**]

[**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      29.
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                                    EXHIBIT H
                               MAGIC BUSINESS PLAN


                    To be completed solely by General Magic.



                                      30.
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                                   EXHIBIT I
                          EQUITY TERMS AND CONDITIONS


1.      Purchase of Equity Securities

                a. The security will be a Series E Convertible Preferred Stock ("Series E") with a purchase price equal to 105% of the average of the closing bid price of Magic common stock for the trading five days preceding April 27, 1999, or $3.80 per share. The features of the Series D will include:

                        - 5% if and when declared dividend preference, pari passu with the Series D Preferred Stock

                        - liquidation preference in the amount of $3.80, pari passu with the Series D Preferred Stock. A liquidation event will be defined to include a merger or other acquisition.

                        - conversion into common stock at any time at the option of Excite, initially at a rate of 1 for 1, subject to adjustments for stock splits, stock dividends and other proportional antidilution protection.

                b. The Series E will not have voting rights except as required by applicable law.

        2.     Purchase of Warrant

                a.      The warrant purchase price will be $10,000

                b. The warrant will be exercisable for up to $1,000,000 of Series E shares at a purchase price of $3.80 per share, subject to adjustments for stock splits, stock dividends and other proportional antidilution protection.

                c.      There will be a net (cashless) exercise right

                d. The exercise period will begin upon issuance of the warrant and continue until fifteen months from the date of issuance.

        3.     Liquidity

                a. The Magic common stock into which the Series E is convertible (under both 1 and 2 above) will have registration rights such that the following percentages of such shares will be freely tradeable by Excite at the times indicated below:

               Period after Definitive                    Amount
               Equity Agreements Closed                 Tradeable
               ------------------------                 ---------
                      6 months                              50%
                      9 months                              75%
                     12 months                             100%

                b. Magic shall bear the registration expenses of all such registrations including the fees of legal counsel for Excite up to a cap of $10,000.



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